EXHIBIT 5.1

                                          January 17, 2003



Board of Directors
Laboratory Corporation of America Holdings
358 South Main Street
Burlington, North Carolina   27215


Ladies and Gentlemen:

      As the Chief Legal Officer of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), I have been requested to furnish this opinion letter to you in connection with the Company's registration statement on Form S-8, (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the registration of up to 690,116 shares of the Company's common stock, par value $.10 per share (the "Shares"), in connection with the merger between the Company, DIANON Systems, Inc.
("DIANON") and DaVinci Development, Inc. ("DaVinci"), a wholly-owned subsidiary of the Company, where DIANON merged with and into DaVinci, with DIANON surviving the merger and becoming a wholly-owned subsidiary of the Company and pursuant to the terms of that Agreement and Plan of Merger, dated as of November 10, 2002, between the Company, DIANON and DaVinci (the "Merger Agreement"), pursuant to which the Company is required to assume DIANON's 1996 Stock Incentive Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan, 2001 Stock Incentive Plan, and the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan (collectively, the "Plans"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

      For purposes of this opinion letter, I have examined copies of the following documents:

      1.  An executed copy of the Registration Statement.
      2.  Copies of the Plans.
      3.  The Merger Agreement.
      4.  The Amended and Restated Certificate of Incorporation of the Company.
      5.  The Bylaws of the Company.
      6. Resolutions of the Board of Directors of the Company relating to the adoption and approval of the Merger Agreement, approval of the Merger and the authorization and issuance of the Shares and arrangements in connection therewith.

      In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

      Based upon, subject to and limited by the foregoing, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans, will be validly issued, fully paid, and non-assessable.

      This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

      I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.


                                          Very truly yours,

                                          /s/ BRADFORD T. SMITH

                                          Bradford T. Smith
                                          Executive Vice President,
                                          Chief Legal Officer and Secretary